Exhibit 99
MGIC

MGIC Investment Corporation

September 11, 2012

By U.S. Mail, Fax and Email

CEDE & CO.
PO Box 20
Bowling Green Station
New York, NY 10004

RE:	MGIC Investment Corporation
9% Convertible Junior Subordinated Debentures
due 2063 (the “Debentures”)
CUSIP: 552848AB9

Ladies and Gentlemen:

This is notice that under Section 2.09 of the Indenture referred to below MGIC Investment Corporation is deferring until October 1, 2022 the payment of interest on the Debentures that would otherwise be due on October 1, 2012.

The Debentures are issued under the Indenture, dated as of March 28, 2008, between MGIC Investment Corporation and U.S. Bank National Association, as Trustee. The Trustee has advised us that you are the only Holder, as that term is defined in such Indenture, of the Debentures.

Very truly yours,

MGIC Investment Corporation

By: /s/ J. Michael Lauer
J. Michael Lauer
Executive Vice President and
Chief Financial Officer

cc: U. S. Bank National Association

Attention: Steven F. Posto